Paul Hastings LLP

Twenty-Fourth Floor

55 Second Street

San Francisco, CA 94105-3441

telephone 415-856-7000

facsimile 415-856-7100

www.paulhastings.com

April 30, 2013

Matthews International Funds

d/b/a Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re:	Matthews Asia Focus Fund and Matthews Emerging Asia Fund

Ladies and Gentlemen:

We have acted as legal counsel to Matthews International Funds, a Delaware statutory trust (the “Trust”), in connection with the establishment of two new series of shares of the Trust, the Matthews Asia Focus Fund and the Matthews Emerging Asia Fund (the “Funds”), pursuant to Post-Effective Amendment No. 55 to the Trust’s Registration Statement expected to be filed on Form N-1A with the Securities and Exchange Commission on April 30, 2013 (the “Post-Effective Amendment”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i)	the Post-Effective Amendment;

(ii)	the Trust’s Trust Instrument dated April 8, 1994 and the By-laws of the Trust, each as presently in effect as certified by the Secretary of the Trust as of the date hereof (together, the “Charter Documents”);

(iii)	a certificate of the Secretary of State of the State of Delaware as to the good standing of the Trust under the laws of the State of Delaware as of April 17, 2013 (the “Good Standing Certificate”); and

(iv)	resolutions adopted by the Trust’s Board of Trustees on February 26, 2013 authorizing the establishment and organization of the Funds, certified by the Secretary of the Trust.

Matthews International Funds

April 30, 2013

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization by the Trust); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that all agreements, instruments and other documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms, and that no such agreements, instruments or other documents have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Trust and other persons on which we have relied for the purposes of this opinion are true and correct, and that there has not been any change in the good standing status of the Trust from that reported in the Good Standing Certificate; and (viii) that any purchasers of shares of the Funds satisfy all regulatory and legal requirements applicable to them. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Trust and of public officials.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, and assuming that (i) all of the shares of the Funds (the “Shares”) will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the applicable Fund’s Prospectus included in the Post-Effective Amendment and in accordance with the Charter Documents, (ii) all consideration for the Shares will be actually received by the applicable Fund, and (iii) all applicable securities laws will be complied with, we are of the following opinion:

1. The Shares are duly authorized and, upon issuance and delivery of the Shares and receipt by the applicable Fund of payment of the purchase price therefor in accordance with the Post-Effective Amendment, the Shares will be validly issued, fully paid and nonassessable by the Trust.

Matthews International Funds

April 30, 2013

The opinion expressed herein is subject to the following exceptions, qualifications and limitations:

(a) We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or other federal and state securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (v) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal and state environmental laws; (vii) federal and state land use and subdivision laws; (viii) federal and state tax laws; (ix) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws; (xi) federal and state racketeering laws, e.g., RICO; (xii) federal and state health and safety laws, e.g., OSHA; (xiii) federal and state laws concerning aviation, vessels, railway or other means of transportation; (xiv) federal and state laws concerning public utilities; (xv) federal and state labor and employment laws; (xvi) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, including judicial acts, and (C) criminal and civil forfeiture laws; (xvii) federal and state banking and insurance laws; (xviii) export, import and customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to anti-terrorism orders (including, without limitation, Executive Order 13224, effective September 24, 2001); (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes and similar statutes in effect from time to time, and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xxi) federal and state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; and (xxii) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

(b) Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph (a) with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) to the extent set forth in our opinion above, our review of the Delaware Statutory Trust Act (based solely upon our review of a standard compilation thereof) and reported judicial decisions interpreting that law, and (ii) the federal laws of the United States. We are limiting our opinion on the law of the state of Delaware to that extent because we are not admitted to practice law in that state.

Matthews International Funds

April 30, 2013

This opinion is rendered solely to you and your shareholders in connection with the filing of the Post-Effective Amendment with respect to the Funds. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent; except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Shares. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to (i) the reference to our firm as Legal Counsel in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Paul Hastings LLP

Paul HASTINGS LLP

Paul Hastings LLP

Twenty-Fourth Floor

55 Second Street

San Francisco, CA 94105-3441

telephone 415-856-7000

facsimile 415-856-7100

www.paulhastings.com

(415) 856-7007 davidhearth@paulhastings.com
April 30, 2013

VIA EDGAR

Matthews International Funds

dba Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re: Matthews International Funds - File Nos. 033-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Matthews International Funds, doing business as the Matthews Asia Funds (the “Registrant”), as shown in Post-Effective Amendment No. 55 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP